                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 30, 2001
                                  -------------

                                 Date of Report
                        (Date of earliest event reported)


                           HUMAN GENOME SCIENCES, INC.
                           ---------------------------

               (Exact Name of Registrant as Specified in Charter)



               DELAWARE                                0-022962                             22-3178468
    -------------------------------            ------------------------         --------------------------------
    (State or Other Jurisdiction of            (Commission File Number)         (IRS Employer Identification No.)
             Incorporation)
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                   9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND  20850-3338
                   -----------------------------------------------------
                    (Address of Principal Executive Offices)   (ZIP Code)





       Registrant's telephone number, including area code: (301) 309-8504
                                                            --------------



          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.       OTHER EVENTS.

        On July 2, 2001, Human Genome Sciences announced that the exclusivity period for its human gene therapeutic consortium expired on June 30, 2001, a period described as the initial research term. None of the consortium members chose to extend the initial research term.

        Upon expiration of the initial research term, work already initiated by the members can continue if evidence of continued diligence is provided, but no new use of Human Genome Sciences' technology is permitted by the members.
Collectively, the members are actively pursuing approximately 430 programs involving approximately 280 different genes for the creation of small molecule and antibody drugs. They also are developing approximately 30 therapeutic protein drugs. Human Genome Sciences can provide no assurance that any of these programs will result in approved drugs, or if approved, that any of the drugs can be successfully commercialized. If any of these programs result in drugs that are commercialized, Human Genome Sciences will be entitled to certain milestone and royalty payments. In addition, for drugs developed by GlaxoSmithKline, Human Genome Sciences will be entitled to certain co-promotion rights.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            HUMAN GENOME SCIENCES, INC.



Date: July 6, 2001          By:  /s/ James H. Davis, Ph.D.
                                 -----------------------------------------
                                 James H. Davis, Ph.D.
                                 Senior Vice President and General
                                 Counsel